UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

Voyager Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-37625	46-3003182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (857) 259-5340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                          ☒

Item 5.07                                 Submission of Matters to a Vote of Security Holders.

Voyager Therapeutics, Inc. (“Voyager”) held its Annual Meeting of Stockholders on June 14, 2018. The following is a summary of the matters voted on at that meeting.

(a)                               Voyager’s stockholders elected Michael Higgins, Perry Karsen and Wendy Dixon, Ph.D. as Class III directors to serve until the 2021 Annual Meeting of Stockholders, each such director to hold office until his or her successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Higgins	19,801,803	2,949,817	4,542,471
Perry A. Karsen	19,786,236	2,965,384	4,542,471
Wendy Dixon, Ph.D.	18,122,322	4,629,298	4,542,471

(b)                               Voyager’s stockholders ratified the selection of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
27,062,893	38,227	192,971	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: June 15, 2018	By:	/s/ Allison Dorval
Allison Dorval
Vice President of Finance
(Principal Financial and Accounting Officer)